UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2024

ATI Physical Therapy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39439	85-1408039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

790 Remington Boulevard
Bolingbrook, Illinois 60440
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (630) 296-2223

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	ATIP	New York Stock Exchange

Redeemable Warrants, exercisable for Class A Common Stock at an exercise price of $575.00 per share	ATIPW	OTC Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

As previously reported, between December 1, 2021 and September 22, 2022, five purported stockholders of ATI Physical Therapy, Inc. (“ATI” or the “Company”) filed four derivative actions, purportedly on behalf of ATI, in the U.S. District Court for the Northern District of Illinois, which were subsequently consolidated and captioned In re ATI Physical Therapy, Inc. S’Holder Derivative Litig., No. 1:21-cv-06415 (N.D. Ill) (the “Ghaith Action”).  On June 1, 2023, another purported ATI stockholder, Phillip Goldstein, filed a putative class action and derivative complaint in the Court of Chancery of the State of Delaware, captioned Goldstein v. Diab, et al., No. 2023-0582-NAC (Del. Ch.) (the “Goldstein Action”).

On May 28, 2024, the parties to the Ghaith Action and the Goldstein Action entered into a Stipulation and Agreement of Settlement (the “Stipulation”) to settle the derivative claims in those actions.  On June 11, 2024, the U.S. District Court for the Northern District of Illinois preliminarily approved the proposed settlement as being fair, reasonable, and adequate, and scheduled a hearing for September 24, 2024 at 12:15 p.m. central time, to, among other things, consider whether to finally approve the proposed settlement.

Additional information concerning the terms of the proposed settlement, the September 24, 2024 hearing, and the requirements for making any objections to the proposed settlement can be found in the Stipulation and the Notice of Pendency and Proposed Settlement of Stockholder Derivative Claims, which are attached hereto as Exhibits 99.1 and 99.2, and available on the Company’s website, at http://investors.atipt.com/events-and-presentations/Derivative-Settlement. A copy of the press release issued by ATI in connection with the proposed settlement is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Forward-Looking Statements

Certain statements included in this Form 8-K that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995.  Investors are cautioned that such forward-looking statements include, without limitation, those regarding:  (i) the Stipulation to settle the derivative claims in the Ghaith Action and the Goldstein Action; (ii) the ability to secure approval of the proposed settlement from the United States District Court for the Northern District of Illinois and to satisfy all conditions of the proposed settlement; and (iii) other statements that are not historical facts.

These forward-looking statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements.  These risks and uncertainties, include, without limitation, risks and uncertainties related to:  (a) the Stipulation not having the expected impact, including resolving the derivative claims in the Ghaith Action and the Goldstein Action; (b) the proposed settlement requiring more activity or expense than expected; (c) the defendants’ ability to overcome any objections or appeals regarding the proposed settlement; and (d) satisfactory resolution of any future litigation or other disagreements with others.  Additional information on the above risks and uncertainties and additional risks, uncertainties and factors that could cause actual results to differ materially from those in the forward-looking statements are contained in ATI’s filings and periodic reports filed with the Securities and Exchange Commission under the heading “Risk Factors” and elsewhere in such filings and reports, including ATI’s annual report on Form 10-K for the year ended December 31, 2023 and future filings and reports by ATI.  Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and the facts and assumptions underlying the forward-looking statements may change.  Except as required by law, ATI disclaims any obligation to update these forward-looking statements to reflect future information, events or circumstances.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Stipulation and Agreement of Settlement

99.2	Notice of Pendency and Proposed Settlement of Stockholder Derivative Claims

99.3	Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2024	ATI PHYSICAL THERAPY, INC.

	By:	/s/ Erik Kantz
	Name:	Erik Kantz
	Title:	Chief Legal Officer and Corporate Secretary